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                                AMENDMENT NO. 2
                                      TO
                          ATLANTIC RICHFIELD COMPANY
                      DEFERRAL PLAN FOR OUTSIDE DIRECTORS

                          ---------------------------

    Pursuant to the power of amendment reserved therein, the following amendment is hereby made to the Atlantic Richfield Company Deferral Plan For Outside Directors (the "Plan") effective as of July 22, 1996, except as otherwise indicated.

1.  Article I, Section 3.1 of the Plan is amended to read as follows:

    "3.1 Account means a separate bookkeeping account maintained by the Company for each Participant and which measures and determines the amounts to be paid to the Participant under the Plan for each component of Deferred Compensation. Separate subaccounts will be established for separate components of Deferred Compensation, as applicable, deferred by a Participant."

2.  Article I, Section 3.9 of the Plan is amended to read as follows:

    "3.9 Deferral Commitment means a promise made by a Participant to defer compensation pursuant to Article II for which a Participation Agreement has been submitted by the Participant to the Company."

3.  Article I, Section 3.11 of the Plan is deleted and Sections 3.12 through
    3.29 are redesignated as Sections 3.11 through 3.28.

4.  Article II, Section 2 of the Plan is amended to read as follows:

    "SECTION 2.  BASIC FORMS OF DEFERRAL

    2.1  A Participant may elect to defer the following forms of compensation in a Participation Agreement:
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         (a)  BOARD RETAINER AND BOARD MEETING FEES DEFERRAL UNIT.  Commencing
    with Board Retainer and Board Meeting Fees earned on and after October 1, 1990, a Participant may elect to defer such amounts earned during a Deferral Period, subject to any limitations, conditions or restrictions, such as minimum or maximum amounts that may be deferred, as are prescribed by the Administrative Committee in advance of the Deferral Period.

         (b)  BOARD COMMITTEE RETAINER AND BOARD COMMITTEE MEETING FEES
    DEFERRAL UNIT. Commencing with Committee Retainer and Committee Meeting Fees earned on and after October 1, 1990, Participant may elect to defer such amounts during a Deferral Period, subject to any limitations, conditions or restrictions, such as minimum or maximum amounts that may be deferred, as are prescribed by the Administrative Committee in advance of the Deferral Period."

5.  Article III, Section 3 of the Plan is amended to read as follows:

    "SECTION 3.  INTEREST RATE

    3.1 The Accounts shall be credited as of each Valuation Date with interest, based on the rates specified hereafter, compounded annually as follows: As of each Valuation Date during each Plan Year at the Interest Rate previously announced by the Company to be applicable for the Plan Year. The Interest Rate for the first Plan Year shall be 125% of the rolling average Ten-Year Treasury Note Rate. Interest shall be credited as of each Valuation Date from the dates when deferred amounts are credited to Accounts based on the balance of each Account."

6.  Article IV, Section 1 of the Plan is amended to read as follows:

    "SECTION 1.  PLAN BENEFIT

    1.1 If a Participant has a Termination of Service for any reason the Company shall pay a Plan benefit equal to the Participant's Account balance, as determined below:

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         (a)  A Participant's Account shall be credited with the rate of interest previously determined under Article III, Section 3.1, and communicated in advance of each Deferral Period, to be applicable for each Plan Year that the Account has been maintained.

         (b) The Interest Rate provided under Section 1.1(a) of this Article, shall be payable until the Participant's Account is distributed in full."

7.  Article IV, Section 2 of the Plan is amended to read as follows:

    "SECTION 2.  FORM AND TIME OF RETIREMENT DISTRIBUTION

    2.1 Retirement Distributions shall be paid at the time and in the form of benefit elected by the Participant for the total Deferred Compensation under
    Article II, Section II, at the time of the Deferral Commitment, on the Participation Agreement. A Participant's election shall be irrevocable, except that a Participant may request, by application to the Administrative Committee, approval of a change of the prior election at any time prior to retirement or commencement of benefits, or in the case of installment payments, following commencement of payments, (i) without any reduction in, or imposition of any penalty on, the Participant's Account, provided that the Administrative Committee determines, upon application of the Participant, that the Participant has experienced a Financial Hardship justifying the request for a change of election; or (ii) the Administrative Committee, in its sole discretion, determines that it is appropriate to grant the Participant's request. Absent an election by the Participant of the form and/or commencement date of the Retirement Distribution, payment will be made in a lump sum immediately following the Participant's date of retirement."

8.  Article IV, Section 4 of the Plan is amended to read as follows:

    "SECTION 4. SURVIVOR BENEFITS

    4.1  (a)  Prior to Change of Control the following provisions shall apply:

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              (i)  Death Prior to Termination of Service.  If the Participant
                   -------------------------------------
    dies prior to Termination of Service, the Survivor Benefit shall be paid to the Participant's Beneficiary in a Lump Sum or in monthly installments, as elected by the Participant, and shall be the sum of the Participant's Account balance plus one hundred percent (100%) of the Participant's unfulfilled Deferral Commitment, if any.

              (ii) Death After Termination of Service.  If the Participant dies
                   ----------------------------------
    after Termination of Service, the Participant's Account balance, if any, shall be paid to the Participant's Beneficiary by continuation of the form of benefit which was payable to the Participant for the remaining payments which would have been made to the Participant if the Participant had lived, increased by the applicable Interest Rate credited on unpaid Account balances of deceased Participants during each year of the payment period to the Beneficiary.

         (b) If a Participant dies following a Change of Control the Survivor Benefit shall be equal to the Participant's Account balance, payable in a lump sum to the Participant's Beneficiary."

9.  Article IV, Section 5 of the Plan is amended to read as follows:

    "SECTION 5. IN-SERVICE DISTRIBUTIONS

    5.1 A Participant may elect to receive an In-Service Distribution from his or her Account subject to the following restrictions:

         (a) TIMING OF ELECTION. The election to take an In-Service Distribution from an Account must be made at the same time the Participant makes the annual Deferral Commitment.

         (b) AMOUNT OF DISTRIBUTION. The amount which a Participant can elect to receive as an In-Service Distribution with respect to an Account shall be such

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    portions of the Participant's Account balance, as prescribed by the
    Administrative Committee in advance of the Deferral Period. If a previously elected amount exceeds the Account balance when an In-Service Distribution is to be made, only the Account balance will be paid.

         (c) TIMING AND FORM OF IN-SERVICE DISTRIBUTION. The In-Service Distribution shall commence at the time and in the form elected by the Participant on the Participant Agreement at the time of the Deferral Commitment; provided, however, that if the Participant terminates service, the In-Service Distribution election will be canceled and distribution will be made pursuant to Section 3 of this Article, and provided, further, that if the Participant commences retirement, the In-Service Distribution election will be canceled and distribution will be made pursuant to Section 2 of this Article. In no event shall an In-Service Distribution be made prior to seven years following the start of the Deferral Period.

         (d) Amounts paid to a Participant pursuant to this section shall be treated as distributions from the Participant's Account."

10. Sections 7 through 9 of Article IV, with Section 9 being effective August 1, 1997, of the Plan are amended to read as follows:

    "SECTION 7. VALUATION AND SETTLEMENT

    7.1 The date on which a lump sum is paid or the date on which installment payments commence shall be the "Settlement Date." The Settlement Date shall be no more than thirty (30) days after the last day of the month in which the Participant or his Beneficiary becomes entitled to payments on account of retirement, other Termination of Employment or death, unless the Participant elects to defer commencement of payments following retirement to a later date in the Participation Agreement. The Settlement Date for an In-Service Distribution or delayed payments following retirement shall be the month which the

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    Participant elects for commencement of such payments in the election form for designation of form of payment. The amount of a lump sum and the initial amount of installment payments shall be based on the value of the Participant's Account as of the Valuation Date at the end of the immediately preceding month before the Settlement Date. For example, the Valuation Date at the end of December shall be used to determine a lump sum or the initial amount of installment payments which will be made in the following January.

    SECTION 8.  SMALL BENEFIT

    8.1 Notwithstanding any election made by the Participant, the Administrative Committee, in its sole discretion, may pay any benefit in the form of a lump sum payment to the Participant or any Beneficiary, if the lump sum amount of the Account balance which remains in the Account following a distribution for any reason, or which is payable to the Participant or Beneficiary when payments to such Participant or Beneficiary would otherwise commence is less than $2,000.

    SECTION 9.  CHANGE OF CONTROL

    9.1 (a) Subject to the provisions of Section 9.1(b) hereof, upon a Change of Control as defined in the Trust Agreement For Outside Directors Benefit Plans between Atlantic Richfield Company and the State Street Bank and Trust Company, as amended through August 1, 1997, and incorporated herein by reference and notwithstanding any other provision to the contrary in this Plan, the following provisions shall apply:

              (i) The Independent Plan Administrator appointed under the Trust Agreement shall assume all responsibilities relating to Administration under
    Article VI of the Plan with the exception that the disposition of any claim for benefits by a Participant or Beneficiary, following an initial determination by the Independent Plan Administrator, shall be the sole responsibility of the Advisory and Claims Committee established under the Trust Agreement, described above.

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              (ii)   No individual may commence participation following the
    Change of Control.

              (iii) No deferrals relating to previously elected Deferral Commitments may be made following the Change of Control, except that any amounts earned through the date of the Change of Control during the relevant Plan year shall be credited in accordance with the prior deferral election.

              (iv) Any amounts determined by the Independent Plan Administrator to be transferable to this Plan from the Atlantic Richfield Retirement Plan for Outside Directors pursuant to an eligible Participant's election under such plan following a Change of Control shall be accepted by the Independent Plan Administrator and credited to the affected Participant's Deferral Account.

        (b) Time and form of distribution of Deferred Compensation Accounts following a Change of Control:

              (i) Following a Change of Control, any prior elections with respect to the form of payment of any Deferred Compensation Accounts shall be canceled and the Participant will be given the option to elect, in accordance with procedures established by the Independent Plan Administrator, including the time and manner of election, the form of distribution of the Participant's entire Deferred Compensation Account in one of the following forms. Absent such election within the time period determined by the Independent Plan Administrator, the Deferred Compensation Account will be distributed to the Participant in a single payment:

                   (1) Single payment, constituting all or a portion of the Account, as elected by the Participant. If a portion of the Account is distributed, the remainder will be distributed under one of the installment methods.

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                   (2)  Five annual installments

                   (3)  Ten annual installments

                   (4)  Fifteen annual installments

              (ii) Following a Change of Control, any prior elections with respect to the time of payment of any Deferred Compensation shall be canceled and the Participant will be given the option to elect, in accordance with procedures established by the Independent Plan Administrator, described above, distribution of the entire Deferred Compensation Account elected under Subparagraph (ii), at one the following times:

                   (1) A single payment will be distributed to the Participant as soon as possible following the Change of Control;

                   (2) The Participant may elect commencement of any of the installment schedules elected under Subparagraph (i) above in the January immediately following the Change of Control or any succeeding January, provided that in no event may distributions continue after the end of the 20th calendar year following a Change of Control."

11. Article V of the Plan is amendment to read as follows:


                                  "ARTICLE V
                          DESIGNATION OF BENEFICIARY

    Section 1.  Designation of Beneficiary

     1.1 Each Participant shall have the right to designate a Beneficiary or Beneficiaries to receive Participant's interest in Participant's Account upon Participant death. Such designation shall be made on a form prescribed by and delivered to the Company. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice

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     of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

     SECTION 2.  FAILURE TO DESIGNATE BENEFICIARY

     2.1 If a Participant shall fail to designate a Beneficiary before Participant's death, or if no designated Beneficiary survives the Participant, the Administrative Committee shall direct the Company to pay the balance in Participant's Account in a lump sum to the executor or administrator for Participant's estate."

Executed This 15th day of September, 1997.


ATTEST:                                 ATLANTIC RICHFIELD COMPANY



BY:  /s/ Armineh Simonian               BY: /s/ John H. Kelly
   -------------------------               -------------------------------
    ARMINEH SIMONIAN                        JOHN H. KELLY
                                            Senior Vice President
                                            Human Resources

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